UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SILVER MOUNTAIN MINES

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

1040

(Primary Standard Industrial Classification Code Number)

26-1549109

(I.R.S. Employer Identification No.)

7230 Indian Creek Lane, Suite 201

Las Vegas, NV 89149

(253) 549-4336

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

James B. Parsons

Parsons/Burnett/Bjordahl, LLP

2070 Skyline Tower

10900 NE 4th Street

Bellevue, WA 98004

(425) 451-8036

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after the registration statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering          [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer

[  ]

Accelerated filer

[  ]

Non-accelerated filer

[  ]

Smaller reporting company

[X]

Calculation of Registration Fee

Title of each Class of Securities To be Registered	Amount to be registered	Proposed maximum Offering price per unit	Proposed maximum aggregate Offering price	Amount of registration fee
Common	3,727,173	$0.10(1)	$ 372,717	$ 14.65

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SILVER MOUNTAIN MINES

SELLING STOCKHOLDERS PROSPECTUS

Date of Prospectus:  (Subject to Completion)

Securities Being Offered

Up to 3,727,173 Shares of Common Stock. There is currently no public trading market for the Company’s common stock.  Until such time as a market does develop, Selling Shareholders will sell their Shares at $0.10 per share.  If the Company’s common stock is listed or quoted on a public exchange, or other such market, Selling Shareholders will then sell their shares at market prices.

Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued And to be Issued

As of March 31, 2008, there were 4,277,173 shares issued and outstanding, of which 3, 727,173 shares are being offered hereunder.  All of the common stock to be sold under this Prospectus will be sold by existing shareholders.

The sale of securities by Selling Shareholders when made, may be made through customary brokerage channels either through broker-dealers acting as agents or brokers for the sellers, or through broker-dealers acting as principals who may then resell the Shares in the over-the-counter market or otherwise, at negotiated prices related to the prevailing market prices at the time of the sales, or by a combination of such methods of offering. Thus the period of distribution of such securities may occur over an extended period of time. The Selling Stockholders will pay or assume any brokerage commissions or discounts incurred in the sale of their securities, which commissions or discounts will not be paid or assumed by us.

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission (“SEC”) is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This offering involves a high degree of risk; see RISK FACTORS, beginning on page 6, to read about factors you should consider before buying shares of the common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

SUMMARY INFORMATION, RISK FACTORS

3

Summary

3

Risk Factors

4

USE OF PROCEEDS

11

DETERMINATION OF OFFERING PRICE

11

DILUTION

11

SELLING SHAREHOLDERS

11

PLAN OF DISTRIBUTION

16

DESCRIPTION OF SECURITIES TO BE REGISTERED

16

INTERESTS OF NAMED EXPERTS AND COUNSEL

17

DESCRIPTION OF BUSINESS

18

LEGAL PROCEEDINGS

29

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS  30

SUMMARY FINANCIAL INFORMATION

31

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

32

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

32

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE    35

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

35

EXECUTIVE COMPENSATION

35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

36

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES    37

SUMMARY INFORMATION, RISK FACTORS

The following summary is only a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this Prospectus. Prospective Investors are urged to read this Prospectus in its entirety.

Summary

This is a public offering of up to 3,727,173 shares of common stock of Silver Mountain Mines (the “Shares”). These Shares are being offered by Selling Shareholders listed in this Prospectus. We will not receive proceeds from any sale of Common Stock by the Selling Shareholders. The Shares were acquired by the Selling Shareholders directly from the Company in private offerings that were relied upon as being exempt from registration under Section 4(2), Regulation D of the Securities Act of 1933, as amended (the “Act”).

There is no established market for the Company’s securities. Further, though the Company intends to apply to have its common stock quoted on the Over-The-Counter Bulletin Board (OTC-BB) , the Company cannot guarantee that its common stock will become quoted on the OTC-BB, or any other exchange, or that any public market for its common stock will ever develop or be sustained.

Our Company

Silver Mountain Mines was incorporated in the State of Nevada on April 23, 2004,  The Company’s business operations are principally conducted in British Columbia, Canada. We are a mineral exploration company exploring for polymetallics, that is, precious and base metal targets. Please see “Description of Business”, located elsewhere in this Prospectus, for a complete description of our business.

We maintain mailing and executive offices are located at 1174 Manitou Dr. NW, PO BOX 363, Fox Island, Washington, 98333, and our telephone number is (253) 549-4336

Our registered office in Nevada is located at 7230 Indian Creek Lane, Ste 201, Las Vegas, Nevada 89149.

The Offering

Common Stock Offered for Resale:  3,727,173 common shares

Securities to be outstanding after this Offering:  4,277,173 common shares. There are no preferred shares issued.

Disclosure Regarding Forward Looking Statements

This Prospectus includes statements that are “forward-looking statements” including statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. All statements other than statements of historical facts included in this Prospectus, including, without limitation, statements under “Prospectus Summary,” “Risk Factors,” “Management’s Plan of Operations,” and “Business” regarding our financial position, business strategy and other plans and objectives for future operations, and future product demand, supply, costs, marketing, transportation and pricing factors, are forward-looking statements. All forward-looking statements included in this Prospectus are based on information available to us on the date hereof, and we assume no obligation to update such forward-looking statements. Although we believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct or that we will take any actions that may presently be planned. Certain important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this Prospectus. All written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.

Risk Factors

Any investment in our common stock involves a high degree of risk. You should carefully consider the following information about those risks, together with the other information contained in this Prospectus and any other filings we make with the SEC before you decide whether to buy any Shares. Should any one or more of these risks actually materialize, the results of our operations and our financial condition would likely suffer. In that event, the market price of our common stock could decline, and you could lose part or all of your investment. We have incurred losses from inception and may never generate profits.

We cannot guarantee that an active trading market will develop for our common stock.

There is currently no public market for our common stock and there can be no assurance that a regular trading market for our common stock will ever develop or that, if developed, it will be sustained. Therefore, purchasers of our common stock should have a long-term investment intent and should recognize that it may be difficult to sell the Shares.

The shares being Offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

We lack operating revenue which may cause our business to fail.

Since the Company's principal activities to date have been primarily limited to organizational activities , and acquiring a property with potential for developing a drilling program, Silver Mountain Mines has earned no revenues. Consequently, there is limited operating history upon which to base an assumption that the Company will be able to achieve its business plans, which could cause a Prospective Investor to lose his or her entire investment. The Company has a net loss and deficit accumulated during this development stage through March 31, 2008 of $91,474.

We are reliant on our sole officer and Director.

Our Chief Executive Officer, President and sole employee, Kevin Murphy, currently makes all the final decisions regarding the acquisition, development and exploration of properties in which the Company will invest. In particular, Mr. Murphy makes the decisions regarding: (i) whether to purchase a certain property; (ii) whom would be retained to do a geological survey to ascertain the a property’s viability; and (iii) whether a property should be designated as a property in which to expend exploration dollars.

The Company is wholly dependent, at the present, upon the personal efforts and abilities of Mr. Murphy who will exercise control over the day to day affairs of the Company, and is engaged in other activities, and devotes limited time to the Company’s activities.  Mr. Murphy is also a Director of iAudioCapus.com currently a fully reporting non-trading entity applying for NASD OTC BB trading privileges.  This situation will continue until the Company’s business warrants and the Company is able to afford an expanded staff. There can be no assurance given that the volume of business necessary to employ all essential personnel on a full time basis will be obtained nor that the Company’s proposed operations will prove to be profitable. The Company will continue to be highly dependent on the continued services of its executive officer, and a limited number of other senior management and technical personnel. Loss of the services of one or more of these individuals could have a material adverse effect on the Company’s operations. As Mr. Murphy is involved in other business opportunities, he may face a conflict in selecting between Silver Mountain Mines and his other business interests.  We have not formulated a policy for the resolution of such conflicts.  If we lose Mr. Murphy to other pursuits without a sufficient warning we may, consequently, go out of business.

We are still in the development-stage company and there is no guarantee that we will be successful in implementing our business plan.

Silver Mountain Mines was incorporated on April 23, 2004. The Company operates on a December 31 fiscal year. Currently, the Company has no employees and is being operated by its sole Director, Mr. Kevin Murphy. The Company is in its initial stages of development with no income.

We have only limited management personnel and we are still engaged in structuring our management and our proposed operations. We have a limited operating history that can be evaluated by Prospective Investors.  Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the lack of significant operating history. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including our ability to successfully find and bring to a feasibility study status, costs and general economic conditions such as the spot price of the minerals found. There can be no assurance that we will achieve our projected goals or accomplish our business plans; and such failure could have a material adverse effect on us and the value and price of our securities.

Our officers have limited experience in our industry and we may be forced to rely on consultants.

Because Mr. Murphy has limited experience in exploration of mineral deposits. Mr. Murphy may, from time to time, retain consultants experienced in the mining industry to: (i) assist him in determining which properties to purchase; (ii) assist him in obtaining the geological expertise to make decisions on whether or not to proceed with the development of the properties; and (iii) assist him in determining whether the property should be brought to the point of preparing for a feasibility study to determine if the property can be put into production. The loss of Mr. Murphy would have adverse effects on the continued operational viability of the Company.

We may need to obtain additional financing.

At March 31, 2008, the Company had working capital of approximately $13,243.  The Company estimates that it will require approximately $250,000 to fully implement its current business plan.  We expect to incur numerous expenses in our efforts to develop an exploration program that will include a drilling program. First, we expect to incur costs associated with further studies of the property undertaken by a Geologist and a filed assistant including their travel and camp costs; Second, we plan to prepare samples and have them sent to a laboratory for analysis. We also expect to incur costs of data compilation and digitizing those findings.

Unless the Company generates sufficient income from its operations, it will be required to seek additional sources of financing which may include raising additional capital from the sales of Company securities and/or entering into debt-financing arrangements.

There is no guarantee that we will be able to secure such additional financing, if required, or that any financing available will be on terms acceptable to us.  Any additional offerings of our stock will dilute the holdings of our then-current shareholders. If alternative sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans in accordance with the extent of available funding. At the present time, we do not intend to obtain any debt financing from a lending institution. If necessary, Mr. Murphy or other shareholders may agree to loan funds to the Company, although there are no formal agreements with Mr. Murphy, or any other shareholder, to do so.

If we are required to obtain debt financing, we will need to divert funds to make payments of interest and/or principal owed on the debt. Debt financing could subject our operations to restrictions imposed by the lender, hindering our ability to operate in the manner best determined by our management and/or Board of Directors, with the potential that such restrictions could impede or prevent our growth and/or negatively impact our revenue available for operations.

We are dependant upon our sole officer and director and consultants the loss of which would negatively effect our business.

The Company is  dependent upon the efforts of its sole officer and director, Mr. Kevin Murphy, and consultants to the Company. Should Mr. Murphy leave the Company or be otherwise unable to perform his duties, or should any of our consultants cease their activities on behalf of  the Company for any reason before qualified replacements could be found, there could be material adverse effects on the Company's business and prospects. The Company's management team is small and has limited experience in establishing and managing large-scale operations. We are dependent on the services of Kevin Murphy, President, Secretary and Chief Financial Officer/Controller. We are also dependent on certain key consultants in connection with our business activities. During 2007 the Company entered into a consulting agreement with Wannigan Capital Corp. a Company of which Mr. Murphy is also the President, to provide assistance in its day-to-day operations. Specifically, they assisted in identifying potential mineral exploration prospects, interacting with regulatory authorities and providing access to the services of Mr. Ken Liebscher, Consultant to Wannigan Capital. Wannigan Capital Corp received $25,000 and 150,000 common shares of the Company upon the inception of the initial consulting agreement.

We have not entered into employment agreements with any individuals, and do not maintain key-man life insurance on Kevin Murphy. The day-to-day activities are being executed by the sole Director of the Company, Kevin Murphy, with assistance from consultants. Wannigan Capital Corp. continues to provide business offices at 1174 Manito Dr., PO Box 363, Fox Island, WA 98333. Unless and until additional employees are hired, our attempt to manage our projects and obligations with such a limited staff could have material adverse consequences, including without limitation, a possible failure to meet a, contractual, or SEC deadline, or other business related obligation.

We may be unable to grow our business at an acceptable pace, or may not be able to effectively manage any actual growth.

We may not be able to adequately finance the complete implementation of our business plan.  We may not be able to locate any commercially feasible amounts of minerals.  Even if such amounts of minerals are located we may not be able to extract sufficient amounts of minerals.  Furthermore, we may not be able to generate sufficient revenues from any minerals we are successful in extracting.  Our inability to accomplish any of our goals, as set forth in our business plan, may have a negative effect on our ability to adequately grow our business, which would in turn likely have a negative effect on the ability of any Prospective Investor to realize any financial benefit from their investment in the Company.

If we are unable to effectively manage our anticipated growth, our business, financial results and financial condition will be materially and adversely affected.  Our inability to effectively manage our future growth will have a material adverse effect on us. We anticipate that we will proceed with the development of a drilling program on the Company’s sole property, the Big Andy. This will place a strain on our managerial, operational, and financial resources. We will initially use outside consultants and specialists to provide geological studies, legal counsel and preliminary accounting until such persons are required on a full time or ongoing basis. We currently employ one person, Mr. Murphy. Our future employment of personnel is dependent on the number of properties we obtain. There can be no assurance that we will be able to effectively manage the expansion of our operations, or that our facilities, systems, procedures or controls will be adequate to support our expanded operations.

We may be subject to government laws and regulations particular to our operations with which we may be unable to comply.

We may not be able to comply with all current and future government regulations which are applicable to our business.  Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts. In addition, we are subject to laws and regulations regarding the development of mineral properties in the Province of British Columbia, Canada. Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities. Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

We may be subject to environmental laws and regulations particular to our operations with which we are unable to comply.

The Company is engaged in mineral exploration and development and is accordingly exposed to environmental risks associated with mineral exploration activity. The Company is currently in the initial exploration stages on its property interests and has not determined whether significant site reclamation costs will be required. The Company would only record liabilities for site reclamation when reasonably determinable and when such costs can be reliably quantified.  Compliance with environmental regulations will likely be expensive and burdensome on the Company.  The expenditure of substantial sums on environmental matters will have a materially negative effect on our ability to implement our business plan and grow our business.

The Exploration and Mining Industry is highly competitive, and we are at a disadvantage since many of our competitors are better funded.

Discovering and developing a mineral prospect is highly speculative. There are many companies, already established in this industry who are better financed and/or who have closer working relationships with productive mining companies which places our firm at a competitive disadvantage. The goal of the Company will be to develop the Big Andy property to the point where more established large mining companies will enter into an agreement with us to move the property into production. We have not entered into any agreements with any third parties to produce any minerals from our property, nor have we identified any potential partners in that regards.  There are no guarantees we will ever identify suitable partners to assist us in developing production grade minerals from our property or that we will be able to enter into contracts with any such partners.  If we are unable to identify and/or partner with any third parties to assist us in developing production grade minerals we will likely be unsuccessful in producing any such minerals which would likely have a materially adverse effect on our ability to generate revenues.  The inability to generate sufficient revenues could cause us to cease active business operations.

Other risks relating to the common stock

Most of our outstanding shares will be free trading after this Offering and, if sold in large quantities, may adversely affect the market price for our common stock.

150,000 of the 4,277,173 shares of common stock issued and outstanding as of March 31, 2008 may be eligible for resale under Rule 144, promulgated under the Act, one year after the August 2007 date of issuance. The possible resale of those shares at that time may have an adverse effect on the market price for our common stock.

The Board of Directors could issue stock to prevent a takeover by an acquirer or shareholder group.

The Company's authorized but unissued capital stock consists of 95,722,827, shares of common stock. There are no shares of preferred stock issued or authorized. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The Company does not contemplate any additional issuances of common stock for this purpose at this time.  However if such “super-voting” stock were to be issued it could have a materially adverse effect on the aggregate voting power of the then existing shareholders of the Company.

We could offer warrants, options and debentures and dilute holdings of Investors

As of March 31, 2008 there are no outstanding warrants or options to purchase common stock of the Company. Should the Company choose to offer incentive options to its key employees, the existence of these options may hinder our future equity offerings, and the exercise of these options would further dilute the interests of all of our then existing shareholders. Future resale of the shares of common stock issuable on the exercise of warrants and/or options may have an adverse effect on the prevailing market price of our common stock. Furthermore, the holders of warrants and/or options may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

Additional shares of common stock may be issued without shareholder approval.

Silver Mountain Mines has authorized capital of 100,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock. As of March 31, 2008, there were 4,277,173 shares of common stock issued and outstanding. Our board of directors has authority, without action or vote of our shareholders, to issue all or part of the authorized but unissued shares. Any issuance of shares described in this paragraph will dilute the percentage ownership of our then existing shareholders and may dilute the book value of the common stock.

The Company does not expect to be able to pay dividends in the near future.

To date we have not paid, nor do not plan to pay in the foreseeable future, dividends on our common stock, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to shareholders. Prospective Investors will likely need to rely on an increase in the price of Silver Mountain Mines stock to profit from his or her investment. There are no guarantees that any market, for our common stock, will ever develop or that the price of our stock will ever increase.  If Prospective Investors purchase Shares pursuant to this Offering, they must be prepared to not be able to liquidate their investment and/or lose their entire investment.

Going concern considerations.

The Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Unanticipated costs and expenses or the inability to generate revenues could require additional financing, which would be sought through bank borrowings, equity or debt financing, or asset sales. The fact that there are going concern considerations may make raising additional funds or obtaining loans more difficult. To the extent financing is not available, the Company may not be able to, or may be delayed in, implementing its business plan, developing its property and/or meeting its obligations. This could result in the entire loss of any investment in the Shares. The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements. Details regarding these concerns are included in the notes to the audited Financial Statements included in this filing.

Management's plan to mitigate the threat to the continuation of the business will be to attempt to secure additional equity financing, secure bank or private lines of credit, or secure joint venture partners.  The Company has not yet evaluated its options in these regards nor has it identifies any potential sources of financing or possible partnerships to develop its property.

USE OF PROCEEDS

Proceeds from the sale of shares of Common Stock being registered hereby will be received directly by the Selling Stockholders. Accordingly, we will not receive proceeds from the resale of the Common Stock described in this Prospectus.

DETERMINATION OF OFFERING PRICE

The Offering Price of the Shares has been determined arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. Accordingly, the Offering Price should not be considered an indication of the actual value of our securities.

DILUTION

Since no new shares are being issued as a result of this Offering, there will be no dilution to the current shareholders.

SELLING SHAREHOLDERS

The following table sets forth the names of the Selling Shareholders, the number of shares of common stock owned beneficially by each of the Selling Shareholders as of March 31, 2008 the number of Shares which may be offered for resale pursuant to this Prospectus and the number of shares of common stock owned beneficially by each of the Selling Shareholders after the Offering. No Selling Shareholder has any affiliation with Silver Mountain Mines or our officers, directors, promoters or principal shareholders except as noted.

The Selling Shareholders are offering hereby a total of up to 3,727,173 shares of our common stock. The following table sets forth certain information with respect to the Selling Shareholders as of March 31, 2008

The following table has been prepared on the assumption that all the shares of common stock offered under this Prospectus will be sold.

Name of Beneficial Owner of Common Shares Offered for Sale in this Offering	Address of Beneficial Owner of Common Shares Offered for Sale in this Offering	Number of Shares Held Prior to Offering	Maximum Number of Common Shares Offered for Sale in this Offering	Number of Shares at Close of Offering
(1)Megeve Capital S.A.	World Trade Center 1, 10, Route de l'aeroport, CH 1215 Geneva 15, Switzerland	400,000	400,000	Nil
(2)Chancery Lane Investment Group Inc	60 Market Square, Box 364, Belize City, Belize Central America	400,000	400,000	Nil
(3)The Excalibur Group A.G.	R141 - 757 W. Hastings St., Ste 528 Vancouver, BC Canada V6C 1A1	400,000	400,000	Nil
Ken Liebscher	5466 Canvasback Rd., Blaine, WA 98230	400,000	400,000	Nil
Ian Heathcote	6775 West Boulevard, Vancouver BC Canada V6P 5R8	200,000	200,000	Nil
James Zaniol	#804-1250 Burnaby St Vancouver, BC V6E 1P6	200,000	200,000	Nil
James Zaniol	#804-1250 Burnaby St Vancouver, BC V6E 1P6	20,000	20,000	Nil
Kirsten Sorenson	205-1717 Haro Street, Vancouver, BC, V6G 1H1	200,000	200,000	Nil
Chris Verrico	6785 West Boulevard Vancouver, BC, V6P 5R8	200,000	200,000	Nil
Amber March	8010 Cartier St., Vancouver Bc Canada V6P 4T6	200,000	200,000	Nil
Amber March	8010 Cartier St., Vancouver Bc Canada V6P 4T6	20,000	20,000	Nil
Ken Townsend	2028 West 53rd Ave., Vancouver, BC

Canada V6P 1L4	300,000	300,000	Nil	Carol Townsend
3207 - 939 Homer St., Vancouver, BC Canada V6B 2W6	200,000	200,000	Nil	Carol Townsend
3207 - 939 Homer St., Vancouver, BC Canada V6B 2W6	20,000	20,000	Nil	Felaberto Gurat
C7-3545 E 43rd Ave Vancouver, BC V5R 5X5	5,000	5,000	Nil	Spencer Webster
205-1717 Haro Street, Vancouver, BC, V6G 1H1	1,000	1,000	Nil	Robert Zaniol
1226 Pacific Dr., Tsawassen, BC Canada V4M 3K6	1,000	1,000	Nil	Karen Zaniol
1226 Pacific Dr., Tsawassen, BC Canada V4M 3K6	1,000	1,000	Nil	Peter Dickie
2256 Spruce St Vancouver, BC V6H 2P3	500	500	Nil	Peter Dickie
2256 Spruce St Vancouver, BC V6H 2P3	20,000	20,000	Nil	Mary E Keatings
2256 Spurce St Vancouver, BC, V6H 2P3	500	500	Nil	Marion Luxford
6645 Nelson Ave. #406 West Vancouver, BC V7W 2A5	1,188	1,188	Nil	Marion Luxford
6645 Nelson Ave. #406 West Vancouver, BC V7W 2A5	1,000	1,000	Nil	Richard Luxford
6645 Nelson Ave. #406 West Vancouver, BC V7W 2A5	20,000	20,000	Nil	Richard Luxford
6645 Nelson Ave. #406 West Vancouver, BC V7W 2A5	20,000	20,000	Nil	Boung O Chung
406 Hornby St Vancouver, BC V6C 3J1	1,000	1,000	Nil	Craig Lawson
#506-1238 Burrard St Vancouver, BC V6Z 3E1	1,000	1,000	Nil

Glenys Lawson	464 Somerset St North Vancouver BC, V7N 1G3	1,000	1,000	Nil
Harvey Lawson	464 Somerset St North Vancouver BC, V7N 1G3	1,000	1,000	Nil
Scott Lawson	2876 Waterloo St. Vancouver, BC, V6R 3J3	1,000	1,000	Nil
Sandeep Sull	1236 Shavington St. North Vancouver BC V7L 2L2	1,000	1,000	Nil
Peter Forward	4352 Carolyn Dr. North Vancouver, BC V7R 4A6	500	500	Nil
Heidi Hirst	1102-1228 W. Hastings St. Vancouver, BC V6E 4S6	500	500	Nil
Warren Nyline	1102-1228 W. Hastings St Vancouver, BC V6E 4S6	500	500	Nil
Dale Walters	5342 Eglinton St Burnaby, BC V5G 2B2	500	500	Nil
Michael R. Dake	1901-1128 Queber St Vancouver, BC V6A 4E1	500	500	Nil
Nadia Traversa	#12-11735 89A Ave Delta, BC, V4C 3G8	500	500	Nil
Joao De Costa	15487-111A Avenue Surrey, BC V3R 0J6	500	500	Nil
Alita Cerra	1948 Templeton Drive Vancouver, BC V5N 4W1	500	500	Nil
Robin Bjorkkund	473-1027 Davie St Vancouver, BC V6E 4L2	500	500	Nil
Griffin Jones	610-815 West Hasting St Vancouver, BC, V6C 1B4	500	500	Nil
Daphne Malone	44 Malone Road Jackson's Point ON, L0E 1L0	1,000	1,000	Nil
Terence T

Malone	44 Malone Road Jackson's Point ON, L0E 1L0	1,000	1,000	Nil
Robert Findlay	8920 Cairnmore Pl Richmond, BC V7C 1M9	20,000	20,000	Nil
Richard Luxford	3484 Dieppe Dr., Vancouver, BC Canada V5M 4C7	20,000	20,000	Nil
Andrew Lee	648 West 6th Avenue, Vancouver, BC, V5Z 1A3	20,000	20,000	Nil
Nick Horsley	518 Vallantree Place West Vancouver, BC, V7S 1W5	20,000	20,000	Nil
Andren Phillips	2189 Bartlett Avenue Victoria, BC V8S 2R1	500	500	Nil
Dave Heyman	6964A 224 St Langley, BC, V2Z 2V6	1,000	1,000	Nil
Blair Naugaty	1220-789 West Pender St. Vancouver, BC, V6C 1H2	1,000	1,000	Nil
Karl Antonius	2303-1067 Marinasid Cresc Vancouver, BC, V6Z 3A4	485	485	Nil
(4)Black Lion Development Ltd.	PO Box 3174 Tortola, Road Town British Virgin Islands	400,000	400,000	Nil
(5)Island Stock Transfer Co	100 Second Avenue South, Suite 104N St. Petersburg, Florida 33701	20,000	20,000	Nil
Total		3,747,173	3,747,173	Nil

(1) Mageve Capital S.A. is a Corporation owned and controlled by Roger Knox, World Trade Center 1, 10, Route de l'aeroport, CH 1215 Geneva 15, Switzerland.

(2) Chancery Lane Investment Group Inc is a Corporation owned and controlled by Andrew Godfrey, 51A Dean St., Belize City, Belize, Central America.

(3)  The Excalibur Group A.G. is a Corporation owned and controlled by Lionel R. Welch, 76 Dean St., Belize City, Belize, Central America.

(4) Black Lion Development Ltd. Is a corporation owned and controlled by James Atkinson, Road Town, Tortola, British Virgin Islands.

(5) Island Stock Transfer Co. is a corporation owned and controlled by Carl Dilly, St. Petersburg FL, 33701

PLAN OF DISTRIBUTION

The Selling Shareholders are free to offer and sell their common shares at such times, in such manner and at such prices as they may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities. The Selling Shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

The Selling Shareholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided it meets the criteria and conforms to the requirements of such Rule.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of the capital stock of the Company and certain provisions of the Company's Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws.

The Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the shares of common stock are not convertible into any other security. There are no restrictions on dividends under any loan, other financing arrangements or otherwise. As of the date of this Prospectus, the Company had 4,277,173 of common stock outstanding.

Non-Cumulative Voting.

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to the holders of shares of our common stock upon the liquidation, dissolution or winding up of the affairs of the Company. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to our common stock and no redemption or sinking fund provisions exist for the benefit thereof. All outstanding shares of our common stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable.

As a consequence of their ownership of our common stock, the current stockholders of the Company will continue to control a majority of the voting power of the Company and, accordingly, will be able to elect all of the Company's directors.

Preferred Stock

There are no preferred shares authorized or issued.

Employee Stock Option Plan

The Company has not adopted any kind of stock option plan for its employees.

Transfer Agent

Computershare Investor services LLC, 350 Indiana Street, Ste. 800 Golden, CO 80401will serve as Transfer Agent for the shares of our common stock

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons/Burnett/Bjordahl, LLP, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of Silver Mountain Mines’ common stock.

Legal – James B. Parsons

Parsons/Burnett/Bjordahl LLP

10900 N.E. 4th Street
Suite 1850
Bellevue, WA  98004
425-451-8036 (office)
425-451-8568 (fax)

The audited balance sheets of Silver Mountain Mines as of December 31, 2007 and 2006, the reviewed un-audited March 31, 2008 and the statements of operations, stockholders' equity (deficit), and cash flows for the periods then ended and from inception on April23, 2004 through March 31, 2008 included in this Prospectus, have been included herein in reliance on the reports of Moore & Associates CPA's independent certified public accountants, given on the authority of that firm as experts in auditing and accounting. Those reports, dated March 28, 2008 and June 17, 2008, contain explanatory paragraphs describing conditions that raise substantial doubt about the Company's ability to continue as a going concern, as described in Note 6 to those financial statements.

Accounting-

Moore & Associates CPA's

2675 S. Jones Blvd

Ste 109

Las Vegas NV  89146

Ph.  702 253 7499
Fax. 702  253 7501

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

General

Silver Mountain Mines was incorporated in the State of Nevada on April 23, 2004, with operations principally based in British Columbia, Canada. We are a mineral exploration company exploring for polymetallics, that is, precious and base metal targets. We maintain mailing and executive offices at located at 1174 Manito Dr. NW, PO BOX 363, Fox Island, Washington, 98333, and our telephone number is (253) 549-4336

Our registered office in the State of Nevada is located at 7230 Indian Creek Lane, Ste 201, Las Vegas, Nevada 89149.

We are an exploration stage mineral exploration company. We seek to explore our mineral interests in the Big Andy Property located in British Columbia, Canada.  We will be exploring the Big Andy claim in phases. Our first proposed work program is set out in detail under the Plan of Operation section.

There is no assurance that a commercially viable mineral deposit exists on our property. Extensive exploration will be required before we can make a final evaluation as to the economic and legal feasibility of any potential deposit.

Definition of Mining Terms

Amortization - The gradual and systematic writing off of a balance in an account over an appropriate period.

Amphibolite - A gneiss or schist largely made up of amphibole and plagioclase minerals.

Anomaly - Any departure from the norm which may indicate the presence of mineralization in the underlying bedrock.

Assay - A chemical test performed on a sample of ores or minerals to determine the amount of valuable metals contained.

Assessment work - The amount of work, specified by mining law, that must be performed each year in order to retain legal control of mining claims.

Base metal - Any non-precious metal (eg. copper, lead, zinc, nickel, etc.).

Bedding - The arrangement of sedimentary rocks in layers.

Biotite - A platy magnesium-iron mica, common in igneous rocks.

Chalcopyrite - A sulphide mineral of copper and iron; the most important ore mineral of copper.

Chip sample - A method of sampling a rock exposure whereby a regular series of small chips of rock is broken off along a line across the face.

Claim - A portion of land held either by a prospector or a mining company. In Canada, the common size is 1,320 ft. (about 400 m) square, or 40 acres (about 16 ha).

Clay - A fine-grained material composed of hydrous aluminum silicates.

Cleavage - The tendency of a mineral to split along crystallographic planes.

Contact - A geological term used to describe the line or plane along which two different rock formations meet.

Contact metamorphism - Metamorphism of country rocks adjacent to an intrusion, caused by heat from the intrusion.

Country rock - Loosely used to describe the general mass of rock adjacent to an orebody. Also known as the host rock.

Crosscut - A horizontal opening driven from a shaft and (or near) right angles to the strike of a vein or other orebody.

Development - Underground work carried out for the purpose of opening up a mineral deposit. Includes shaft sinking, crosscutting, drifting and raising.

Diorite - An intrusive igneous rock composed chiefly of sodic plagioclase, hornblende, biotite or pyroxene.

Drift - A horizontal underground opening that follows along the length of a vein or rock formation as opposed to a crosscut which crosses the rock formation.

Exploration - Prospecting, sampling, mapping, diamond drilling and other work involved in searching for ore.

Face - The end of a drift, crosscut or stope in which work is taking place.

Felsic - Term used to describe light-colored rocks containing feldspar, feldspathoids and silica.

Fracture - A break in the rock, the opening of which allows mineral-bearing solutions to enter. A "cross-fracture" is a minor break extending at more-or-less right angles to the direction of the principal fractures.

Geochemistry - The study of the chemical properties of rocks.

Geology - The science concerned with the study of the rocks which compose the Earth.

Gneiss - A layered or banded crystalline metamorphic rock, the grains of which are aligned or elongated into a roughly parallel arrangement.

Greenstone belt - An area underlain by metamorphosed volcanic and sedimentary rocks, usually in a continental shield.

Host rock - The rock surrounding an ore deposit.

Igneous rocks - Rocks formed by the solidification of molten material from far below the earth's surface.

Intrusive - A body of igneous rock formed by the consolidation of magma intruded into other rocks, in contrast to lavas, which are extruded upon the surface.

Lava - A general name for the molten rock ejected by volcanoes.

Lens - Generally used to describe a body of ore that is thick in the middle and tapers towards the ends.

Limestone - A bedded, sedimentary deposit consisting chiefly of calcium carbonate.

Lode - A mineral deposit in solid rock.

Mafic - Igneous rocks composed mostly of dark, iron- and magnesium-rich minerals.

Magma - The molten material deep in the Earth from which rocks are formed.

Magnetic survey - A geophysical survey that measures the intensity of the Earth's magnetic field.

Metamorphic rocks - Rocks which have undergone a change in texture or composition as the result of heat and/or pressure.

Metamorphism - The process by which the form or structure of rocks is changed by heat and pressure.

Mineral - A naturally occurring homogeneous substance having definite physical properties and chemical composition and, if formed under favorable conditions, a definite crystal form.

Net smelter return - A share of the net revenues generated from the sale of metal produced by a mine.

Option - An agreement to purchase a property reached between the property vendor and some other party who wishes to explore the property further.

Ore - A mixture of ore minerals and gangue from which at least one of the metals can be extracted at a profit.

Orebody - A natural concentration of valuable material that can be extracted and sold at a profit.

Outcrop - An exposure of rock or mineral deposit that can be seen on surface, that is, not covered by soil or water.

Plug - A common name for a small offshoot from a large body of molten rock.

Plutonic - Refers to rocks of igneous origin that have come from great depth.

Pyrite - A yellow iron sulphide mineral, normally of little value. It is sometimes referred to as "fool's gold".

Pyrrhotite - A bronze-colored, magnetic iron sulphide mineral.

Quartz - Common rock-forming mineral consisting of silicon and oxygen.

Quartzite - A metamorphic rock formed by the transformation of a sandstone by heat and pressure.

Reclamation - The restoration of a site after mining or exploration activity is completed.

Resource - The calculated amount of material in a mineral deposit, based on limited drill information.

Rock - Any natural combination of minerals; part of the earth's crust.

Royalty - An amount of money paid at regular intervals by the lessee or operator of an exploration or mining property to the owner of the ground. Generally based on a certain amount per tonne or a percentage of the total production or profits. Also, the fee paid for the right to use a patented process.

Sample - A small portion of rock or a mineral deposit taken so that the metal content can be determined by assaying.

Sampling - Selecting a fractional but representative part of a mineral deposit for analysis.

Sandstone - A sedimentary rock consisting of grains of sand cemented together.

Schist - A foliated metamorphic rock the grains of which have a roughly parallel arrangement; generally developed by shearing.

Sedimentary rocks - Secondary rocks formed from material derived from other rocks and laid down under water. Examples are limestone, shale and sandstone.

Shaft - A vertical or inclined excavation in rock for the purpose of providing access to an orebody. Usually equipped with a hoist at the top, which lowers and raises a conveyance for handling workers and materials.

Shale - Sedimentary rock formed by the consolidation of mud or silt.

Shear or shearing - The deformation of rocks by lateral movement along innumerable parallel planes, generally resulting from pressure and producing such metamorphic structures as cleavage and schistosity.

Shear zone - A zone in which shearing has occurred on a large scale.

Silica - Silicon dioxide. Quartz is a common example.

Siliceous - A rock containing an abundance of quartz.

Sill - An intrusive sheet of igneous rock of roughly uniform thickness that has been forced between the bedding planes of existing rock.

Silt - Muddy deposits of fine sediment usually found on the bottoms of lakes.

Spot price - Current delivery price of a commodity traded in the spot market.

Stope - An excavation in a mine from which ore is, or has been, extracted.

Strike - The direction, or bearing from true north, of a vein or rock formation measure on a horizontal surface.

Sulphide - A compound of sulphur and some other element.

Trench - A long, narrow excavation dug through overburden, or blasted out of rock, to expose a vein or ore structure.

Tuff - Rock composed of fine volcanic ash.

Vein - A fissure, fault or crack in a rock filled by minerals that have travelled upwards from some deep source.

Volcanic rocks - Igneous rocks formed from magma that has flowed out or has been violently ejected from a volcano.

Zone - An area of distinct mineralization.

Description of Our Exploration Properties

The Big Andy Property represents a polymetallic precious and base metal exploration target where mineralization is hosted within a series of sulphide lenses hosted within structurally complex rocks of the Gambier Group. The Big Andy showing has been described as a stratabound zone of chalcopyrite, sphalerite, pyrrhotite and pyrite enclosed within sediments. The property is located on the British Columbia mainland, approximately 105 kin north-northeast of Campbell River, in coastal, British Columbia and consists of 1 cell claim totaling 163.442 hectares.

The Big Andy property area was first worked in the 1960's by Rio Tinto Canadian Exploration Limited. Regionally, the Britannia copper-zinc deposit, 180 km southeast, is the nearest producer which produced 49,890,500 tonnes of ore grading 1.3% Cu, 1.0% Zn, 6 g/t Ag and 0.8 g/t Au (Smith & Maheux, 1992). Later work, in the early 1990's, identified notable mineralization within the Big Andy. Such work included mapping/sampling, geochemical, geophysical, petrographic and trenching.

Mineralization at the Big Andy showing, is described as a stratabound zone of chalcopyrite, sphalerite, pyrrhotite and pyrite enclosed within structurally complex sediments of the Gambier Group(Smith & Maheux, 1992).

Additional work is warranted on the property and a small initial program is recommended to confirm and expand the known mineralization at the Big Andy showing by the emplacement of a detailed geochemical grid which will expand the previous soil sampling grid.

The Big Andy Property represents a stratabound zone of chalcopyrite, sphalerite, pyrrhotite and pyrite enclosed within structurally complex sediments of the Gambier Group(Smith & Maheux, 1992). The property, staked by Dave Heyman is held in trust for Silver Mountain Mines.

The property is located on the mainland, approximately 105kin north-northeast of Campbell River in coastal, British Columbia and consists of 1 cell claim totaling 163.442 hectares. Previous exploration on the property has identified notable precious and base metal mineralization, including copper, zinc, silver, gold and lead mineralization.

Accessibility and Physiography

The Big Andy property is located on Bute Inlet, on the mainland, approximately 105 kilometres north-northeast of Campbell River, on east central Vancouver Island, British Columbia. The property lies within the Vancouver Mining Division (Figure 1) along the Coast Range Mountains. The property consists of 1 cell claim totaling 163.442 hectares.

Access to Bute Inlet is by boat, float plane or helicopter where access to the property is obtained.

The Property is located within the Vancouver Mining Division within map sheet 92K/15. The property is centered at 50°52' North Latitude, 124°45' West Longitude and 374237 Easting, 5625175 Northing (NAD 27).

The city of Vancouver is the closest major centre, located 250 km southeast. Between Campbell River and Vancouver all essential services to conduct mineral exploration is provided.

History

Topography, Vegetation and Physiography

The Big Andy property area is located within the Coastal Mountain Ranges of Southwestern British Columbia. Elevations range from 950 m to 1,800 m above sea level. Topography is steep and rugged, typical of the Coast Mountains.

Vegetation consists of fir, cedar, spruce and balsam. Birch, poplar and alder are common with sporadic thick low level bush cover consisting of assorted berry and thorn bushes (generally below 1,000 m).

Climate in the area is moderate seasonal climate as seen on the coast though the high elevation results in permanent glaciers above 2,000 in. Bedrock is reported to average around 20%.

Claim Status

The Big Andy property consists of 1 cell claim totaling 163.442 hectares. The claim was staked on June 24, 2005 by David Heyman on behalf of Silver Mountain Mines.

The claim block is shown on Figure 2. Table I lists relevant information for the claim. Complete title opinions and individual option agreements are beyond the scope of this report. Detailed information on these matters can be obtained from the company or its solicitors.

Table 1: Claim Status

Tenure Number	Name	Recording Date	Due date	Recorded Holder	Mining Division	Number of Hectares
515259	Big Andy	June 24, 2004	June 24, 2009	David Heyman	Vancouver	163,442

Property History

The Property History as described by Smith & Maheux, 1992 is as follows:

"The earliest recorded mineral exploration in the upper Bute Inlet area was in 1967 by Rio Tinto Canadian Exploration Limited. The company explored a ponphyny-style copper target northeast of the confluence of the Bishop and Southgate Rivers, 30 km northeast of the current Bute Inlet Property (B. C. Min. Mines Annual Report, 1967). The results of their work are not currently available. Swiss Aluminum Mining Co. of Canada Ltd. explored the same area in 1971 (Morgan, 1971). Low grade copper mineralization related to a granitoid plug was outlined over an area of 1.5 by 2 kin. Claims covering this area have lapsed.

Hecla Operating Company explored the Big Andy Zone, a stratiform polymetallic target, on the east side of Bute Inlet in 1973 (B. C. Min. Mines,1973). Their 1973 work program consisted of geological mapping and trenching. No record of assessment filing is available and the claims were allowed to lapse.

The Nora, Lost Creek, Andy, and Beaut mineral claims were staked in February, March and July 1990. These claims covered ground considered to have potential to host polyrnetallic massive sulfide mineralization and precious metal-bearing lode deposits.”

“From 1990 to 1992 Galleon Mining Limited conducted 2 separate exploration programs. The first carried out in 1990, included prospecting, geological mapping, soil, stream sediment and rock geochemistry and trenching. Individual chip samples returned up to 7.4% copper, 0.9% zinc, 0.09% lead, 122 ppm silver, and 1,832 ppb gold across 0.2 meters.

During the 1991 exploration season, Galleon Mining Limited established a grid and conducted prospecting, geological mapping, soil, stream sediment, and rock geochemistry, magnetic and VLF-EM geophysical surveying, and trenching. In total since 1990, five trenches were dug. The 1991 trenching highlights include notable copper, zinc, gold and silver values with one chip sample over 0.62 in returning 5.295% copper, 1.61% zinc, 0.025 oz/t gold and 2.34 oz/t silver.

Regional Geology

The Regional Geology as described by Smith & Maheux, 1992 is as follows:

"The regional geology of the Bute Inlet (Big Andy property) area has been described by Roddick and Woodsworth. The Bute Inlet Property (Big Andy property) is within the Coast Plutonic complex, the crustal welt or join between two large, composite tectonostratigraphic terranes: the Intermontane Belt to the east and the Insular Belt to the west. The Coast Plutonic Complex incorporates large crustal blocks of overlap assemblages that include the Gambier Group and undifferentiated Cretaceous and Tertiary assemblages (Wheeler et al., 1989).

The geology of the northern Bute Inlet area is underlain for the most part by granitoid rocks of primarily upper Mesozoic age. The granitoid rocks enclose large roof pendants of variably metamorphosed Paleozoic to Mesozoic sedimentary and volcanic strata.

Lithologies within the pendants include phyllite, amphibolite, gneiss, schist, quartzite, limestone and greenstone. The regional structural trend is northwesterly. The Bute Inlet Property covers a pendant approximately forn km across.”

Property Geology.

Tire property geology is more complex than regional mapping implies. The oldest rocks

The belts of metasedimentary and nretavolcanic rocks also include Paleozoic to Cretaceous lithologies. These, in part, have been assigned to the lower Cretaceous Gambier Group based on their similarities to Gambier Group rocks mapped elsewhere (Roddick and Woodsworth, 1977). The rocks assigned include a variety of lithologies that are discussed in the next section.

Various intrusive rocks outcrop on the northern and southern boundaries of the property. They include quartz, diorite and granodiorite, in order of abundance. Intrusive contacts closely coincide with the regional northwestward structural trend.

Andesitic dike swarms crosscut all other lithologies on the property. Their attitude closely follows the regional northwest trend, and may be related to late-stage Coast Plutonic Complex magmatism.

Gambier Group Lithologies

Gambier Group lithologies are the most abundant rock type on the southern claim block. A simplified stratigraphy for these roof pendant rocks was determined through 1:2000 scale mapping of the 1991 grid area.

The southern-most portion of the map area is underlain by a thick series of rhyolitic to dacitic volcanic rocks. Thinly laminated (0.5 to 5.0 cm), buff to off-white, strata typify this unit. The rock contains no penetrative fabric but locally the laminations are strongly contorted. The rocks characteristically include 0-2% fine-grained disseminated pyrite. Isolated outcrops of hornblende schist were mapped within the volcanics. The schist is composed of equal amounts of quartz-rich and mafic-rich layers. Hornblende phenocrysts (up to 2 cm) are rare but locally total 5 to 15%. The rock is strongly foliated with a well-developed cleavage.

Structurally overlying the volcanic package is a sequence of mixed phyllite, argillite and minor andesite. Phyllite is the dominant rock type in the eastern portion of the pendant. The phyllite is grey to black, well foliated and often displays a weak crenulations cleavage. Near the Big Andy mineral showing the rock is variably sheared and clay-altered. Rare, discrete centimeter-scale carbonate wisps parallel the foliation. Minor changes in composition, and subsequent differential weathering, within the phyllite has resulted in irregular ridges. The argillite member of the sequence is light grey to green, soft, and very fine-grained. Fracture surfaces may be lustrous or coated with clay and sericite. Locally the argillite has a well-developed crenulation cleavage. The andesite is dark, fine-grained and massive. Rare plagioclase phenocrysts locally mark the edges of individual volcanic beds.

The above mixed sequence passes to homogeneous unit of intermediate volcaniclastic and flow rocks. The volcanic unit varies in thickness from 100 in to 300 m. Bedding parallel and esite flows or sills comprise up to 30% of the total stratigraphic section to the west, decreasing to the east where they account for less than 5%. Phyllite structurally overlies the intermediate volcanic rocks. Interbedded within this phyllite package is a distinctive stratum of fragmental tuff with an apparent thickness of 75 in. The tuffaceous horizon is exposed over a strike length of 1000 in. from 5000EI500ON to 6000E/5100N. This horizon may be of some use as a marker horizon for future mapping. The tuff is composed of a sequence of felsic fragmental volcanic beds grading from millimeter to 50 cnt thicknesses. The unit is light grey to off-white, and composed of 50-75% felsic fragments up to two centimeters in diameter. The fine grained sediments are varicolored and thinly bedded with centimeter-scale laminations. In places the development of a weak cleavage was noted. The shale is locally silicified.

Overlying the phyllite are intermediate to felsic tuffaceous rocks that are light grey to green, equigranular, and fine-grained. They are often massive and Wray display a rare, poorly developed cleavage. Very rare plagioclase phenocrysts were noted. The volcaniclastic rocks have been subjected to contact metamorphism associated with the emplacement of the plutonic rocks to the north. Near the contact with diorite the tuffaceous rocks cannot be differentiated from metamorphosed phyllite.

Geological mapping beyond the grid area has not been detailed enough to reveal a discernable stratigraphy. The area east of the grid is dominated by phyllite, chlorite schist, siltstone, andesite, and minor felsic volcanic unit. The felsic unit, subsequently identified as a dacite flow or tuff, is light colored, fine-grained and highly siliceous. The rock is usually massive but pray exhibit a weak foliation. Rocks to the west of the grid are dominantly chlorite-biotite schist with lesser amounts of chlorite-biotite-hornblende schist and biotite-garnet schist. The rocks are often thinly laminated with micaceous layers store abundant than quartz-rich layers and may display a well-

developed cleavage.

The Gambier Group also includes small, discontinuous limestone beds that outcrop in several locations on the grid. The limestone beds range in thickness front 10 cis to one meter and are interbedded with the clastic nietasedimentmy rocks. The limestone is fine-grained, grey-brown to white and is locally silicified with 1-5% pyrite as isolated blebs.

Plan Of Operations For The Next 12 Months

We have developed a plan of operations reflecting our objectives and anticipated growth for the next 12 months and beyond. In our plan, we identify our cash requirements, to fulfill our business objectives.

Cash Requirements

Based on the data obtained from previous work reports, the author believes the first phase of work on the Big Andy property should include a grid establishment covering and extending from the Big Andy to the east. Due to the successful response soil sampling has had in delineating the Big Andy and its possible extension, the author believes any continuation of the Big Andy is best followed using a closely spaced grid in the immediate vicinity of mineralization. Sample stations should be closely spaced (10 meter) with line spacing at 50 meter maximums.

RECOMMENDED EXPLORATION BUDGET

Phase I (Small Scale Geochemical Grid)

Personnel
Geologist - (4 days @ $400/day)	$1,600.00
Field Assistant - (4 days @ $250/day)	$1,000.00

Assays
150 samples (prep and analysis)	$630.00

Other
Travel	$ 2,500.00
Data Compilation	$1,000.00
Digitizing	$250.00
Accommodation/Camp Costs (4 nights @ $50/person)	$400.00
Food	$320.00
Misc	$200.00

Program Total	$ 7,900.00

The Big Andy property has been explored by mapping/sampling, geochemical and geophysical methods as well as trenching. The work to date has outlined a series of sulfide lenses enclosed within structurally complex phyllite and andesite of the Gambier Group (Smith & Maheux, 1992). Mineralization is found within a shear zone striking 120° and dipping steeply to the northeast.

Work to date has been successful in identifying areas of notable mineralization along the Big Andy structure tracing mineralization intermittently over 100m. Work also suggests that mineralization continuous dipping under overburden along strike to the southeast.

The 1991 geochemical soil grid also successfully established two anomalous zones of varying combinations of gold, silver, copper, zinc, lead and arsenic. One anomalous zone is coincident to the Big Andy (remains open to the southeast) while the second anomaly lies west of the Big Andy and extends open to the west.

Competition

The Company will compete against established companies with significantly greater financial, resources than the Company. Such competition could have a material adverse effect on the Company's profitability. See the Risk Factors section of this Prospectus.

Government Regulation

The Company is engaged in mineral exploration and development and is accordingly exposed to environmental risks associated with mineral exploration activity. The Company is currently in the initial exploration stages on its property interests and has not determined whether significant site reclamation costs will be required. The Company would only record liabilities for site reclamation when reasonably determinable and when such costs can be reliably quantified.

Reports to Security Holders

We will be filing this Prospectus as part of a Form S-1 filing with the SEC and will file reports, including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of the Exchange Act. These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The Company files its reports electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings. However, from time to time we may be subject to legal proceedings and claims in the ordinary course of business. Such claim, even if not meritorious, would result in the expenditure by us of syndicated financial and managerial resources.

FACILITIES

We maintain an executive and administrative offices located at 1174 Manitou Drive, Fox Island Washington. We receive free use of this facility from an affiliated party. It has approximately

300 square feet of office space consisting of a conference room, a hospitality area and a bathroom. Management believes that this facility is adequate for us for at least the next 12 months.

Our principal Nevada executive offices are located at 7230 Indian Creek Lane, Ste 201, Las Vegas NV 89149 and our phone number is 253-549-4336.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for quotation of our common stock on the NASD OTC-BB upon the effectiveness of the registration statement of which this Prospectus forms a part.  However, we can provide Investors with no assurance that our common stock will be quoted on the OTC-BB or, if quoted, that a public market will materialize.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have 48 shareholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1)  we would not be able to pay our debts as they become due in the usual course of business; or

(2)  our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends.  We do not plan to declare any dividends in the foreseeable future.

Rule 144 Shares

A total of 60,000 shares of our common stock will be available for resale to the public after October, 2008, in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who is an affiliate of a company and has beneficially owned shares of a company's common stock for at least six months is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.  1% of the number of shares of the company's common stock then outstanding, which equals approximately 42,772 shares in our company as of the date of this Prospectus; or

2.  the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

As of the date of this Prospectus, officers and directors of our company hold 280,000 shares that may be sold pursuant to Rule 144 after October, 2008.

SUMMARY FINANCIAL INFORMATION

The following is a summary of our financial information and is qualified in its entirety by our audited financial statements included elsewhere in this Prospectus.

Revenues

The Company has recorded no revenues as of March 31, 2008.

Operating and General & Administrative Expenses

Operating expenses totaling $55,493 for the year ended December 31, 2007 and $-0- for the year ended December 31, 2006, and $8,981 for the quarter ended March 31, 2008 respectively, consisted of general and administrative expenses of $22,993 and $3,981 and professional fees of $32,500 and $5,000 for the year ended December 31, 2007 and the three months ended March 31, 2008, respectively.

Income Taxes

The Company does not anticipate having to pay income taxes in the upcoming years due to our absence of net profits.

Capital and Liquidity

As of March 31, 2008, we had total current assets of $19,950 and total current liabilities of $6,707.  As of December 31, 2007, we had total current assets of $43,224 and total current liabilities of $21,000, respectively.

During the year December 31, 2007, the Company received $62,717 in cash from the sale of its common stock, and during the three months ended March 31, 2008, and 2006 the Company received Nil in cash from the sale of its common stock.  These proceeds are being used for operating and general and administrative expenses to sustain the Company through its development stage until it establishes profitable operations or receives cash from the issuance of additional common stock.

We had cash on hand of $43,224 as of December 31, 2007, and $-0- as of December, 2006 and $16,468 as of March 31, 2008. We have sufficient cash to meet our short-term expansion needs over the next 12 months.

The Company will require additional cash, either from stock sales, or cash advances from stockholders and officers, to meet our financial needs and our long-term goals of an extended drilling program to prove up reserves on the Big Andy property. The Company may not be able to obtain additional financing, either in the form of debt or equity sales and there are no guarantees that, if such financing is obtained, it will be available to us on reasonable terms. If we are able to obtain additional financing or structure strategic relationships in order to fund existing or future projects, existing shareholders will likely experience further dilution of their percentage ownership of the Company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE MARCH 31, 2008 AND DECEMBER 31, 2007 AND 2006 FINANCIAL STATEMENTS AND THE RELATED NOTES ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS.

During the period February 28, 2005 to March 31, 2008, we obtained subscriptions for 4,127,173 shares under Regulation S to raise proceeds of approximately $64,717. The proceeds obtained from these financings are allowing us to complete our stage one exploration programs on the Big Andy property. On August 31, 2007, the Company issued 150,000 common shares to Wannigan Capital Corp, whose President is a director of the Company and its sole Officer in full satisfaction of the consulting agreement totaling $15,000.

It is unlikely that we will need to raise additional funds in the next 12 months. Our existing funds will also cover our general and administrative expenses for at least the next 12 months. In the event additional funds are required, management will seek private placement subscriptions or will loan additional proceeds to the Company.

Even if our company completes our planned initial exploration programs on the Big Andy property and is successful in identifying a mineral deposit, the Company will be required to spend substantial additional funds on drilling and engineering studies before it can determine whether the mineral deposit is commercially viable. Currently, the Company does not have the funds required to complete a substantial drilling program and engineering studies. In the event it is unable to raise additional funds for this work, it would be unable to proceed even if a mineral deposit is discovered.

Exploration on the Big Andy property will be conducted in phases. We have not yet started Phase One of our exploration program. If Stage1 results are sufficiently encouraging, we will proceed with continued exploration in a Phase Two program. Typically, exploration results which warrant Phase 2 work include:

*

Surface geochemical sample results with values that are suggestive of a mineral deposit, when considered in the context of the geologic setting of the property.

*

Geophysical anomalies that are suggestive of a mineral deposit, when considered in the context of the geologic setting of the property.

*

Interpretation of geological results that is indicative of a favorable setting for a mineral deposit.

These results are usually interpreted in conjunction with current metal-market conditions, management’s corporate goals, and the potential for Stage 2 plans to facilitate the discovery process.

Our company has incurred operating losses and will not be able to exist indefinitely without the receipt of additional operating funds. In the view of our company’s auditors, our company requires additional funds to maintain our operations and these conditions raise substantial doubt about our ability to continue as a going concern.

The Big Andy claims were transferred to Silver Mountain Mines by virtue of a Purchase Agreement executed in October 1, 2004, between Spectre Investments Inc of Vancouver, B.C. Canada and Silver Mountain Mines. The claims were acquired at arm’s length for consideration of $10,000, with a 1% net smelter return royalty retained by Spectre.

We will not be conducting any product research or development over the next 12 months. We do not expect to purchase any plant or significant equipment over the next 12 months.

We do not expect any significant changes in the number of our employees over the next 12 months. Our current management team will satisfy our requirements for the foreseeable future.

Our specific plan of operation for our exploration property is set out below.

Plan of Operation

We propose to complete the first stage of our two stage exploration program on our Big Andy property by the end of 2008. Stage two will be contingent upon positive exploration results being obtained in stage one of our program.

Stage 1

(a)	Soil and rock chip sampling
(b)	Small scale geochemical grid

Proposed Budget

Personnel
Geologist - (4 days @ $400/day)	$1,600.00
Field Assistant - (4 days @ $250/day)	$1,000.00

Assays
150 samples (prep and analysis)	$630.00

Other
Travel	$ 2,500.00
Data Compilation	$1,000.00
Digitizing	$250.00
Accommodation/Camp Costs (4 nights @ $50/person)	$400.00
Food	$320.00
Misc	$200.00

Program Total	$ 7,900.00

Stage 2 - Contingent Upon Stage 1 Results

(a)	Reverse-circulation drilling depending on the results of Stage 1. Deep holes of not less than 1,200 feet would be employed to explore for gold or base metals mineralization if indicated

Proposed Budget

Reverse-Circulation Drilling 4800ft or 1464m at $25/metre	36,600
Engineering and supervision	6,000
Transportation, Accommodations and meals	4,000
Sub-total	46,600
All 10% contingencies	4,660
Total	51,260

Each phase of our proposed exploration will be assessed to determine whether the results warrant further work. Our company may pay finder’s fees to individuals who locate exploration properties on our behalf. No finder’s fees will be paid to any affiliated parties who may locate exploration properties on our behalf.

If the exploration results on the Company's initial phases on its property do not warrant drilling or further exploration, the Company will suspend operations on this property. The Company will then seek additional exploration properties and additional funding with which to do work on the new properties. In the event that the Company is unable to obtain additional financing or additional properties, it may not be able to continue active business operations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The independent accountant for the Company is Moore & Associates CPA's, 2675 S. Jones Blvd., Ste 109, Las Vegas NV  89146. This firm was engaged on or about January 30, 2008. To the present time, the independent accountant for the Company has neither resigned (or declined to stand for reelection) nor been dismissed.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below is the name and age of each individual who was a director or executive officer of Silver Mountain Mines as of March 31, 2008, together with all positions and offices of the Company held by each and the term of office and the period during which each has served:

Name	Age	Position with the Company	Term Of Office
Kevin M. Murphy	61	Secretary/CFO/Director President	November 29, 2007, to present

Biographical Information

The following paragraphs set forth brief biographical information for the aforementioned director and executive officer:

Mr. Kevin M. Murphy, President/Director/Secretary/CFO

Mr. Murphy, age 61, is an international consultant, with many years of executive management experience in corporate reorganization, finance, administration and new business development. He has served on the Board of Directors of several companies. Mr. Murphy serves as President and CEO of Wannigan Capital Corp. and as a Director of iAudioCampus.com (formerly Wannigan Ventures Inc.).  Mr. Murphy also serves as President and CEO and Chairman of the Board of Directors of Greenleaf Forum International, Inc., a private investment banking firm. Mr. Murphy became CEO and Chairman of the Board of Absolute Future.Com, Inc. on August 15, 2001.  He applied for reorganization for Absolute Future.Com through the Federal Bankruptcy Courts January 31, 2002.  Mr. Murphy filed Bankruptcy in June of 2001. He is CEO and President of a private company, OFG Oil and Gas, in the American oil industry. Mr. Murphy is an alumnus of the University of California (UCLA), Los Angeles School of Economics and the California State University (CSULA) at Los Angeles's School of Business, and is an Alumni of Sigma Alpha Epsilon.

EXECUTIVE COMPENSATION

(a) No officer or director of the Company is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be paid in the future directly or indirectly by the corporation to any officer or director under any plan, which presently exists.

Director Compensation

The Director of the Company does not receive compensation at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company's officers, directors, and persons who own more than five percent of the Company's common stock as of March 31, 2008. Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of our common stock as of March 31, 2008.

Amount and Nature of Beneficial Ownership as of March 31, 2008.

Name of Beneficial Owner of Common Shares	Address of Beneficial Owner of common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares
Kevin M. Murphy Secretary/CFO/ President/Director	1174 Manitou Dr NW Fox Island, WA 98333	400,000	9.35%
(1)Wannigan Capital Corp	1174 Manitou Dr NW., Fox Island, WA 98333	150,000	3.50%
All officers and directors as a group		550,000	12.85%
Megeve Capital S.A.	World Trade Center 1, 10, Route de l'aeroport, CH 1215 Geneva 15, Switzerland	400,000	9.35%

Chancery Lane Investment Group Inc	60 Market Square, Box 364, Belize City, Belize Central America	400,000	9.35%
Ken Townsend	2028 West 53rd Ave., Vancouver, BC Canada V6P 1L4	300,000	7.00%
Black Lion Development Ltd.	PO Box 3174 Tortola, Road Town British Virgin Islands	400,000	9.35%

(1) Kevin Murphy is the President of Wannigan Capital and also President/ Director of the Company

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as set forth in this item, there are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation S-K had or is to have a direct or indirect material interest.

In August 2007, the Company entered into a renewable twelve-month Consulting Agreement with Wannigan Capital Corp., a company whose President and Director is Kevin M. Murphy. Mr. Murphy has been a Director of Silver Mountain Mines since November 2007.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTRION

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution, except for fees of counsel, if any, retained individually by the Selling Shareholders and any discounts or commissions payable with respect to sales of the shares, will be paid by the Company.

SEC registration fee

$

15

Accounting fees and expenses

5,000

Legal fees and expenses

5,000

Total

$

10,015

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of the Company are accountable to the Company as fiduciaries which means they are required to exercise good faith and fairness in all dealings affecting the Company. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

RECENT SALES OF UNREGISTERED SECURITIES

On February 28, 2004, the Company undertook a private offering of 2,000,000 shares of its common stock, with an offering price of $0.001 per share. The proceeds from this offering were to be used to cover further start-up and organizational costs of the Corporation. This offering was undertaken directly by the Corporation. The Corporation prepared and distributed a private offering memorandum in connection with this offering to all prospective investors, made all filings, and paid all fees, as required under federal and state securities laws and regulations to properly qualify this offering under said laws and regulations, including but not limited to Regulation D promulgated by the U.S. Securities and Exchange Commission under Section 4(2), Regulation D of the Securities Act of 1933. All 2,000,000 shares were subscribed, resulting in proceeds to the Company of $2,000.

On August 18, 2005 the Company undertook a private offering of 2,500,000 shares of its common stock, with an offering price of $0.01 per share.  The proceeds from this offering were to be used as working capital for the Company. This offering was undertaken directly by the Company. The Corporation prepared and distributed a private offering memorandum in connection with this offering to all prospective investors, made all filings, and paid all fees, as required under federal and state securities laws and regulations to properly qualify this offering under said laws and regulations, including but not limited to Regulation D promulgated by the U.S. Securities and Exchange Commission under Section 4(2) of the Securities Act of 1933. 2,500,000 shares were subscribed, resulting in proceeds to the Company of $25,000.

On September 1, 2005, the Company commenced an offering of 50,000 shares of its $.001 par value common stock at an offering price of $0.10 per share pursuant to the terms of a confidential private offering memorandum dated September 1, 2005 for the purpose of providing additional working and development capital for the Company. The minimum investment required was $50. No discounts or commissions were paid in connection with this offering. On September 30, 2005, this offering was closed, resulting in the sale of 44,188 shares and proceeds to the Company, before costs of the offering, of $4,419.

On August 31, 2007 the Company authorized the issuance of 150,000 shares of its $.001 par value common stock to Wannigan Capital Corp. to provide consulting services to the Company.

On September 10, 2007, the Company commenced an offering of 1,000,000 shares of its $.001 par value common stock at an offering price of $0.10 per share pursuant to the terms of a confidential private offering memorandum dated September 10, 2007, for the purpose of providing additional working and development capital for the Company. The minimum investment required was $50. No discounts or commissions were paid in connection with this offering. This offering is still open and has resulted in the sale of 627,173 shares and proceeds to the Company, before costs of the offering, of $62,717.

All of these offerings were undertaken pursuant to the limited offering exemption from registration under the Securities Act of 1933 as provided in Rule 504 under Regulation D and Regulation S as promulgated by the U.S. Securities and Exchange Commission. These offerings met the requirements of Rule 504 in that: (a) the total of funds raised in the five offerings does not exceed $1,000,000; and (b) the offer and sale of the Shares was not accomplished by means of any general advertising or general solicitation.

The class of persons to whom these offerings were made were "sophisticated investors." As a result, offers were made only to persons that the Company believed, and had reasonable grounds to believe, either (a) have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the proposed investment, or (b) can bear the economic risks of the proposed investment (that is, at the time of investment, could afford a complete loss). Additionally, sales were made only to persons whom the Company believed, and had reasonable grounds to believe immediately prior to such sale and upon making reasonable inquiry, (a) are capable of bearing the economic risk of the investment, and (b) either personally possess the requisite knowledge and experience, or, together with their offeree's representative, have such knowledge and experience.

These sales of unregistered securities were made to the following firms and individuals (all residents of the United States):

Kevin M. Murphy

Ken Liebscher

Wannigan Capital Corp

These sales of unregistered securities were made to the following firms and individuals (all residents outside the United States):

Megeve Capital S.A.

Chancery Lane Investment Group Inc

The Excalibur Group A.G.

Ian Heathcote

James Zaniol

Kirsten Sorenson

Chris Verrico

Amber March

Ken Townsend

Carol Townsend

Felaberto Gurat

Spencer Webster

Robert Zaniol

Karen Zaniol

Peter Dickie

Mary E Keatings

Marion Luxford

Richard Luxford

Boung O Chung

Craig Lawson

Glenys Lawson

Harvey Lawson

Scott Lawson

Sandeep Sull

Peter Forward

Heidi Hirst

Warren Nyline

Dale Walters

Michael R. Dake

Nadia Traversa

Joao De Costa

Alita Cerra

Robin Bjorkkund

Griffin Jones

Daphne Malone

Terence T Malone

Robert Findlay

Andrew Lee

Nick Horsley

Andrew Phillips

Dave Heyman

Blair Naugaty

Karl Antonius

Black Lion Development Ltd.

EXHIBITS AND FINANCIAL SCHEDULES

Exhibits

The following documents are attached hereto as exhibits:

Exhibit No.	Document	Location
3.1	Articles of Incorporation	Attached
3.2	Bylaws	Attached
5.1	Opinion re Legality and Consent of Attorney	Attached
10.1	Consulting Agreement – Wannigan Capital Corp.	Attached
23.1	Consent of Accountant	Attached
23.2	Consent of Attorney	Included in Exhibit 5.1

Financial Statements

SILVER MOUNTAIN MINES

(A Development Stage Company)

FINANCIAL STATEMENTS

December 31, 2007 and 2006

1

C O N T E N T S

Report of Independent Registered Public Accounting Firm..…….……………………….3

Balance Sheets…………………………………………………….………………………4

Statements of Operations……………….………….…………….………………………..5

Statements of Stockholders’ Equity ……….…….…………….…………………………6

Statements of Cash Flows…………………………………………………….…………..7

Notes to the Financial Statements…………………..……………………………………..8

2

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Silver Mountain Mines

(An Exploration Stage Company)

We have audited the accompanying balance sheets of Silver Mountain Mines (An Exploration Stage Company) as of December 31, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and December 31, 2006 and from inception on April 23, 2004 through December 31, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silver Mountain Mines (An Exploration Stage Company) as of December 31, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and December 31, 2006 and from inception on April 23, 2004 through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has an accumulated deficit of $82,493 as of December 31, 2007 and no established source of revenue, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

March 28, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

3

SILVER MOUNTAIN MINES
(An Exploration Stage Company)
Balance Sheets

ASSETS

	December 31,	December 31,
	2007	2006

CURRENT ASSETS

Cash and cash equivalents	$43,224	$-

Total Current Assets	43,224	-

OTHER ASSETS

Mineral properties	-	-

TOTAL ASSETS	$43,224	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$21,000	$-

Total Current Liabilities	21,000	-

STOCKHOLDERS' EQUITY

Common stock; 100,000,000 shares authorized
at $0.001 par value, 4,277,173 and 4,544,188
shares issued and outstanding, respectively	4,277	4,544
Additional paid-in capital	100,440	26,875
Accumulated deficit	(82,493)	(31,419)

Total Stockholders' Equity	22,224	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$43,224	$-

The accompanying notes are an integral part of these financial statements.
4

4

SILVER MOUNTAIN MINES
(An Exploration Stage Company)
Statements of Operations

			From Inception
	For the	For the	on April 23,
	Year Ended	Year Ended	2004 Through
	December 31,	December 31,	December 31,
	2007	2006	2007

REVENUES	$-	$-	$-
COST OF SALES	-	-	-
GROSS MARGIN	-	-	-

OPERATING EXPENSES

General and administrative	18,574	-	49,993
Professional fees	32,500	-	32,500

Total Operating Expenses	51,074	-	82,493

NET LOSS	$(51,074)	$-	$(82,493)

BASIC LOSS PER SHARE	$(0.01)	$-

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	4,410,681	4,544,188

The accompanying notes are an integral part of these financial statements
5

5

SILVER MOUNTAIN MINES
(An Exploration Stage Company)
Statements of Stockholders' Equity

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-In	Pre-exploration	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance, April 23, 2004	-	$-	$-	$-	$-

Capital stock issued for cash
at $0.001 per share	2,000,000	2,000	-	-	2,000

Capital stock issued for cash
at $0.01 per share	2,500,000	2,500	22,500	-	25,000

Capital stock issued for cash
at $0.10 per share	44,188	44	4,375	-	4,419

Net loss from inception
through December 31, 2005	-	-	-	(31,419)	(31,419)

Balance, December 31, 2005	4,544,188	4,544	26,875	(31,419)	-

Net loss for the year
ended December 31, 2006	-	-	-	-	-

Balance, December 31, 2006	4,544,188	4,544	26,875	(31,419)	-

Shares cancelled	(1,000,000)	(1,000)	1,000	-	-

Capital stock issued for cash
at $0.10 per share	582,985	583	57,715	-	58,298

Capital stock issued for services
at $0.10 per share	150,000	150	14,850	-	15,000

Net loss for the year
ended December 31, 2007	-	-	-	(51,074)	(51,074)

Balance, December 31, 2007	4,277,173	$4,277	$100,440	$(82,493)	$22,224

The accompanying notes are an integral part of these financial statements.
6

6

SILVER MOUNTAIN MINES
(An Exploration Stage Company)
Statements of Cash Flows

			From Inception
	For the	For the	on April 23,
	Year Ended	Year Ended	2004 Through
	December 31,	December 31,	December 31,
	2007	2006	2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(51,074)	$-	$(82,493)
Adjustments to reconcile net loss to net cash
used by operating activities:
Common stock issued for services	15,000	-	15,000
Changes in operating assets and liabilities:
Change in accounts receivable	-	-	-
Change in accounts payable and accrued expenses	21,000	-	21,000

Net Cash Used by
Operating Activities	(15,074)	-	(46,493)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from notes payable	-	-	-
Proceeds from common stock issued	58,298	-	89,717

Net Cash Used by
Financing Activities	58,298	-	89,717

NET DECREASE IN CASH	43,224	-	43,224

CASH AT BEGINNING OF PERIOD	-	-	-

CASH AT END OF PERIOD	$43,224	$-	$43,224

SUPPLIMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

7

SILVER MOUNTAIN MINES

 (An Exploration stage Company)

Notes to Financial Statements

December 31, 2007 and 2006

1.

NATURE AND CONTINUANCE OF OPERATIONS

The Company was formed on April 23, 2004 under the laws of the State of Nevada, USA and commenced operations at that time. The Company’s mineral interests are in the exploration stage.

The Company has an accumulated deficit of $82,493 as of December 31, 2007 and no established revenue source which raises substantial doubt about its ability to continue as a going concern.

The ability of the Company to continue is uncertain and dependents upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations.  Management believes that the Company has adequate funds to carry on operations for the upcoming fiscal year. The outcome of these matters cannot be predicted at this time.

The financial statements are presented in US dollars and have been prepared by management in accordance with generally accepted accounting principles in the United States (“US GAAP”) on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

2.

SIGNIFICANT ACCOUNTING POLICIES

(a)

Principles of Accounting

These financial statements are stated in US dollars and have been prepared in accordance with US GAAP. The Company has elected a December 31 fiscal year end.

(b)

Mineral Property Interests

Under US GAAP mineral property exploration costs are expensed as incurred.  Mineral property acquisition costs are accounted for as tangible assets using the guidance in EITF 04-02 “Whether Mineral Rights are Tangible or Intangible Assets”.  Management reviews the carrying value of mineral property costs for impairment whenever circumstances could indicate that the carrying amount may not be recoverable.  To date, the Company has impaired all acquisition costs of exploration properties pending results of its exploration work indicating the existence and recoverability of mineral resources.

(c)

Accounting Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates and assumptions reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates and assumptions.

8

2.

SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)

Loss per Share

Loss per share is computed using the weighted average number of shares outstanding during the period.  Diluted loss per share is equivalent to basic loss per share because there are no dilutive securities.

(e)

Foreign Currency Translations

The Company considers the US dollar as its functional currency.

At the transaction date, each asset, liability, revenue and expense is translated into US dollar equivalents by the use of the exchange rate in effect at that date.  At period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date.  The resulting foreign exchange gains and losses are included in operations.

(f)

Fair Value of Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments.  As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision.  Changes in assumptions can significantly affect estimated fair values.

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These financial instruments include cash, accounts receivable, accounts payable and accrued liabilities. Fair values were assumed to approximate carrying values for these financial instruments, since they are short term in nature.  Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.  The Company is operating outside of the United States of America and has exposure to foreign currency risk due to the fluctuation of the currency in which the Company operates and the US dollars. The Company does not use any hedging instruments.

(g)

Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method.  Under this method, deferred tax assets and liabilities are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

(h)

Long-Lived Assets Impairment

The carrying value of long-lived assets with fixed or determinable lives is reviewed for impairment whenever events or changes in circumstances indicate the recoverable value may be less than the carrying amount. Recoverable value determinations are based on management’s estimates of undiscounted future net cash flows expected to be recovered from specific assets or groups of assets through use or future disposition. Impairment charges are recorded in the period in which determination of impairment is made by management.

9

2.

SIGNIFICANT ACCOUNTING POLICIES (Continued)

(h)

Long-Lived Assets Impairment (Continued)

Assets with indefinite or indeterminable lives are not amortized and are reviewed for impairment on a reporting basis using fair value determinations through management’s estimate of recoverable value.

 (i)

Asset Retirement Obligations

The Company recognizes a liability for future retirement obligations associated with the Company's mineral properties.  The estimated fair value of the assets retirement obligation is based on the current cost escalated at an inflation rate and discounted at a credit adjusted rate.  This liability is capitalized as part of the cost of the related asset and amortized over its productive life.

The liability accretes until the Company settles the obligation.  As of December 31, 2007 the Company had no asset retirement obligation.

(j)

Stock-based Compensation

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment”, which replaced SFAS No. 123, “Accounting for Stock-Based Compensation” and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees”. In January 2005, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 107, “Share-Based Payment”, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition provisions include prospective and retroactive adoption methods. Under the retroactive method, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company has adopted the requirements of SFAS No. 123R which did not have any impact on the financial statements as, to date, the Company has not granted any stock options or any other share based payments.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services” (“EITF 96-18”).  Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable.  The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

10

2.

SIGNIFICANT ACCOUNTING POLICIES (Continued)

 (k)

Risk management:

Environmental risk:

The Company is engaged in mineral exploration and development and is accordingly exposed to environmental risks associated with mineral exploration activity. The Company is currently in the initial exploration stages on its property interests and has not determined whether significant site reclamation costs will be required. The Company would only record liabilities for site reclamation when reasonably determinable and when such costs can be reliably quantified.

The Company is not exposed to significant interest rate or credit risk.

(l)

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS 160, “Noncontrolling interests in Consolidated Financial Statements – an amendment of ARB No. 51”. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years beginning on or after December 15, 2008. Early adoption is not permitted. Management is currently evaluating the effects of this statement, but it is not expected to have any impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities. SFAS 159 creates a fair value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur. SFAS 159 also requires an entity to report those financial assets and financial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position. Lastly, SFAS 159 requires an entity to provide information that would allow users to understand the effect on earnings of changes in the fair value on those instruments selected for the fair value election. SFAS 159 is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is continuing to evaluate SFAS 159 and to assess the impact on its results of operations and financial condition if an election is made to adopt the standard.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

11

3.

Mineral Property

The following summarizes the Company’s mineral property interests:

Big Andy Property

Mineral properties	$11,800
Reserve for impairment	(11,800)
$-

On August 25, 2005 the Company entered into a Purchase agreement for the purchase of certain mineral interests in the located in the Skeena Mining Division in British Columbia Canada (“Big Andy Property”).  The vendor Spectre Investments Inc. agreed to sell an undivided interest in the Property subject to Royalty and $10,000 (paid).  Upon the commencement of commercial production, the Company, shall pay to Spectre Investments Inc. the Royalty, equal to 2% of net smelter returns.

4.

Common Stock Transactions

During the period from Incorporation on April 23, 2004 to December 31, 2007, the Company entered into the following stock related transactions:

(a)

The Company issued for cash 2,000,000 of its common stock for cash of $2,000.

(b)

The Company issued for cash 2,500,000 of its common stock for $0.01 for cash of $25,000.

(c)

The Company issued for cash 627,173 of its common stock for $0.10 for cash of $62,717.

(d)

The Company cancelled 1,000,000 shares.

(e)

The Company issued for 150,000 shares at $0.10 per share for services valued at $15,000.

5.

Segmented Information

The Company's business is operating in one segment, being the locating and exploration of mineral properties, and in one geographical area in British Columbia, Canada.

6.         Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will to be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31, 2007 and 2006:

	December 31, 2007	December 31, 2006
Income tax expense at statutory rate	$ (21,642))	$ -
Common stock issued for services	5,850)	-
Valuation allowance	15,792)	-
Income tax expense per books	$ -)	$ -

12

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the period ended December 31, 2007 due to the following:

	December 31, 2007	December 31, 2006
NOL Carryover	$ (26,322)	$ 10,530
Valuation allowance	(26,322)	(10,530)
Net deferred tax asset	$ ( -)	$ -

At December 31, 2007, the Company had net operating loss carryforwards of approximately $67,493 that may be offset against future taxable income through 2027.  No tax benefit has been reported in the December 31, 2007 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

7.         Commitments

On August 31, 2007, the Company entered into a consulting agreement with Wannigan Capital Corp.(“Wannigan”) to provide the Company with consulting on corporate growth, acquisitions, accounting, business affairs, business operations and financial and public company structuring.  According to the terms of the agreement the company agreed to compensate Wannigan by payment of $10,000 (subsequently paid), payment of $10,000 upon filing 10SB2, payment of $5,000 upon listing on NASD OTC BB and delivery of 150,000 Common shares of the Company.

13

SILVER MOUNTAIN MINES

(A Development Stage Company)

FINANCIAL STATEMENTS

March 31, 2008 and December 31, 2007

14

MOORE & ASSOCIATES, CHARTERED
*ACCOUNTANTS AND ADVISORS*
***PCAOB REGISTERED***

## REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have reviewed the accompanying balance sheets of Silver Mountain Mines (A Development Stage Company) as of March 31, 2008, and the related statements of operations, stockholders' equity (deficit), and cash flows for the three-month periods ended March 31, 2008 and 2007 and from inception on April 23, 2004 through March 31, 2008. These interim financial statements are the responsibility of the Corporation's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists of principally applying analytical procedures and making inquiries of persons responsible for the financials and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Silver Mountain Mines (A Development Stage Company) as of December 31, 2007, and the related statements of income, stockholders' equity and cash flows for the year then ended (not presented herein); and in our report dated March 28, 2008, we expressed an unqualified opinion with a going concern paragraph on those financial statements. In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2007 is fairly stated, in all material respects, in relations to the consolidated balance sheet from which it has been derived.

Moore & Associates

Moore & Associates, Chartered
Las Vegas, Nevada
June 17, 2008

15

SILVER MOUNTAIN MINES
(An Exploration Stage Company)
Balance Sheets

ASSETS

	March 31,	December 31,
	2008	2007
	(unaudited)

CURRENT ASSETS
Cash and cash equivalents	$16,468	$43,224
Prepaid expenses	3,482	-

Total Current Assets	19,950	43,224

OTHER ASSETS

Mineral properties	-	-

TOTAL ASSETS	$19,950	$43,224

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$6,707	$21,000

Total Current Liabilities	6,707	21,000

STOCKHOLDERS' EQUITY

Common stock; 100,000,000 shares
authorized at $0.01 par value, 4,277,173
shares issued and outstanding, respectively	4,277	4,277
Additional paid-in capital	100,440	100,440
Accumulated deficit	(91,474)	(82,493)

Total Stockholders' Equity	13,243	22,224

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$19,950	$43,224

The accompanying notes are an integral part of these financial statements.
4

16

SILVER MOUNTAIN MINES
(An Exploration Stage Company)
Statements of Operations
(unaudited)

			From Inception
	For the Three	For the Three	on April 23,
	Months Ended	Months Ended	2004 Through
	March 31,	March 31,	March 31,
	2008	2007	2008

REVENUES	$-	$-	$-
COST OF SALES	-	-	-
GROSS MARGIN	-	-	-

OPERATING EXPENSES

General and administrative	3,981	-	53,974
Professional fees	5,000	-	37,500

Total Operating Expenses	8,981	-	91,474

NET LOSS FROM OPERATIONS	(8,981)	-	(91,474)
PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$(8,981)	$-	$(91,474)

BASIC LOSS PER SHARE	$(0.00)	$-

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	4,726,000	4,500,000

The accompanying notes are an integral part of these financial statements
5

17

SILVER MOUNTAIN MINES
(An Exploration Stage Company)
Statements of Stockholders' Equity
(unaudited)

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-In	Exploration	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance, April 23, 2004	-	$-	$-	$-	$-

Capital stock issued for cash
at $0.001 per share	2,000,000	2,000	-	-	2,000

Capital stock issued for cash
at $0.01 per share	2,500,000	2,500	22,500	-	25,000

Capital stock issued for cash
at $0.10 per share	44,188	44	4,375	-	4,419

Net loss from inception
through December 31, 2005	-	-	-	(31,419)	(31,419)

Balance, December 31, 2005	4,544,188	4,544	26,875	(31,419)	-

Net loss for the year
ended December 31, 2006	-	-	-	-	-

Balance, December 31, 2007	4,544,188	4,544	26,875	(31,419)	-

Shares cancelled	(1,000,000)	(1,000)	1,000	-	-

Capital stock issued for cash
at $0.10 per share	582,985	583	57,715	-	58,298

Capital stock issued for services
at $0.10 per share	150,000	150	14,850	-	15,000

Net loss for the year
ended December 31, 2007	-	-	-	(51,074)	(51,074)

Balance, December 31, 2007	4,277,173	4,277	100,440	(82,493)	22,224

Net loss for the three months
ended March 31, 2008	-	-	-	(8,981)	(8,981)

Balance, March 31, 2008	4,277,173	$4,277	$100,440	$(91,474)	$13,243

The accompanying notes are an integral part of these financial statements.
6

18

SILVER MOUNTAIN MINES
(An Exploration Stage Company)
Statements of Cash Flows
(unaudited)

			From Inception
	For the Three	For the Three	on April 23,
	Months Ended	Months Ended	2004 Through
	March 31,	March 31,	March 31,
	2008	2007	2008

OPERATING ACTIVITIES

Net loss	$(8,981)	$-	$(91,474)
Adjustments to reconcile net loss to net cash
used by operating activities:
Common stock issued for services	-	-	15,000
Changes in operating assets and liabilities:
Change in prepaid expenses	(3,482)	-	(3,482)
Change in accounts payable and accrued expenses	(14,293)	-	6,707

Net Cash Used by
Operating Activities	(26,756)	-	(73,249)

INVESTING ACTIVITIES	-	-	-

FINANCING ACTIVITIES

Proceeds from notes payable	-	-	-
Proceeds from common stock issued	-	-	89,717

Net Cash Used by
Financing Activities	-	-	89,717

NET DECREASE IN CASH	(26,756)	-	16,468

CASH AT BEGINNING OF PERIOD	43,224	-	-

CASH AT END OF PERIOD	$16,468	$-	$16,468

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.
7

19

SILVER MOUNTAIN MINES

Notes to the Condensed Financial Statements

March 31, 2008 and December 31, 2007

NOTE 1 -

CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2008, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2007 audited financial statements.  The results of operations for the periods ended March 31, 2008 and 2007 are not necessarily indicative of the operating results for the full years.

NOTE 2 -

GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

1

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on July 10, 2008.

SILVER MOUNTAIN MINES

/s/ Kevin  M. Murphy

Kevin M/ Murphy, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

/s/ Kevin M. Murphy

Kevin M. Murphy, President, Secretary, Chief Financial Officer/Controller, Director

3